                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                                 SIX FLAGS, INC.

                                  $260,000,000

                     4.50% CONVERTIBLE SENIOR NOTES DUE 2015

                     ---------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 19, 2004

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I ESTABLISHMENT OF NEW SERIES OF DEBT SECURITIES.......................1

      Section 1.01.     Establishment..........................................1

ARTICLE II DEFINITIONS.........................................................2

      Section 2.01.     Definitions............................................2
      Section 2.02.     Other Definitions......................................6

ARTICLE III THE NOTES..........................................................7

      Section 3.01.     Issuance of Additional Notes...........................7
      Section 3.02.     Payments by Company by Wire Transfer...................7
      Section 3.03.     Form and Dating........................................7
      Section 3.04.     Conversion Agent.......................................8

ARTICLE IV OPTIONAL REDEMPTION.................................................9

      Section 4.01.     Optional Redemption; Notices to Trustee................9
      Section 4.02.     Selection of Notes to Be Redeemed......................9
      Section 4.03.     Notice of Redemption..................................10
      Section 4.04.     Effect of Notice of Redemption........................11
      Section 4.05.     Deposit of Redemption Price...........................11
      Section 4.06.     Notes Redeemed in Part................................11

ARTICLE V PURCHASE OF NOTES AT OPTION OF THE HOLDER UPON FUNDAMENTAL
      CHANGE..................................................................12

      Section 5.01.     Fundamental Change Offer..............................12
      Section 5.02.     Effect of Fundamental Change Purchase Notice;
                        Withdrawal............................................14
      Section 5.03.     Deposit of Fundamental Change Purchase Price..........15
      Section 5.04.     Notes Purchased in Part...............................15
      Section 5.05.     Covenant to Comply With Securities Laws Upon
                        Purchase of Notes.....................................16
      Section 5.06.     Repayment to the Company..............................16

ARTICLE VI COVENANTS..........................................................16

      Section 6.01.     Treatment of Notes....................................16
      Section 6.02.     Stay, Extension and Usury Laws........................16
      Section 6.03.     Payments for Consent..................................17
      Section 6.04.     Limitation on Leases..................................17

ARTICLE VII SUCCESSOR CORPORATION.............................................17

                                        i
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
                                                                            PAGE
      Section 7.01.     When Company May Merge or Transfer Assets.............17
      Section 7.02.     Successor Corporation Substituted.....................17

ARTICLE VIII DEFAULTS AND REMEDIES............................................18

      Section 8.01.     Events of Default.....................................18
      Section 8.02.     Acceleration..........................................20
      Section 8.03.     Other Remedies........................................20
      Section 8.04.     Waiver of Past Defaults...............................20
      Section 8.05.     Control by Majority...................................21
      Section 8.06.     Limitation on Suits...................................21
      Section 8.07.     Rights of Holders to Receive Payment..................21
      Section 8.08.     Collection Suit by Trustee............................21
      Section 8.09.     Trustee May File Proofs of Claim......................22
      Section 8.10.     Priorities............................................22
      Section 8.11.     Undertaking for Costs.................................22

ARTICLE IX AMENDMENTS.........................................................23

      Section 9.01.     Without Consent of Holders............................23
      Section 9.02.     With Consent of Holders...............................23
      Section 9.03.     Compliance with Trust Indenture Act...................25
      Section 9.04.     Revocation and Effect of Consents.....................25
      Section 9.05.     Notation on or Exchange of Notes......................25
      Section 9.06.     Trustee to Sign Amendments, etc.......................25

ARTICLE X CONVERSIONS.........................................................26

      Section 10.01.    Conversion Privilege..................................26
      Section 10.02.    Conversion Procedure; Conversion Price;
                        Fractional Shares.....................................28
      Section 10.03.    Non-Convertibility Periods............................29
      Section 10.04.    Adjustment of Conversion Price........................30
      Section 10.05.    Consolidation or Merger of the Company................39
      Section 10.06.    Notice of Adjustment..................................40
      Section 10.07.    Notice in Certain Events..............................41
      Section 10.08.    Company to Reserve Stock; Registration;
                        Listing...............................................41
      Section 10.09.    Taxes on Conversion...................................42
      Section 10.10.    Conversion After Record Date..........................42
      Section 10.11.    Company Determination Final...........................43
      Section 10.12.    Responsibility of Trustee for Conversion
                        Provisions............................................43
      Section 10.13.    Conversion After a Public Acquirer Change of
                        Control...............................................43
      Section 10.14.    Option to Satisfy Conversion Obligation with
                        Cash, Common Stock or Combination Thereof (a).........44

ARTICLE XI MISCELLANEOUS......................................................47

      Section 11.01.    Trust Indenture Act Controls..........................47
      Section 11.02.    Notices...............................................47

                                       ii
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
                                                                            PAGE
      Section 11.03.    Communication by Holders with Other Holders...........48
      Section 11.04.    Rules by Trustee and Agents...........................48
      Section 11.05.    No Personal Liability of Directors, Officers,
                        Employees and Stockholders............................48
      Section 11.06.    Governing Law.........................................48
      Section 11.07.    No Adverse Interpretation of Other Agreements.........48
      Section 11.08.    Successors............................................48
      Section 11.09.    Severability..........................................48
      Section 11.10.    Counterpart Originals.................................48
      Section 11.11.    Table of Contents, Headings, etc......................48
      Section 11.12.    Amendment of Section 7.06 of the Original
                        Indenture.............................................49
      Section 11.13.    Recitals by the Corporation...........................49
      Section 11.14.    Ratification and Incorporation of Original
                        Indenture.............................................49

EXHIBIT A   Form of Note

            SECOND SUPPLEMENTAL INDENTURE, dated as of November 19, 2004 (the "Supplemental Indenture"), between Six Flags, Inc., a Delaware corporation (the "Company") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Company has heretofore entered into an Indenture, dated as of June 30, 1999 (the "Original Indenture"), with The Bank of New York, as Trustee;

            WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this Supplemental Indenture, is herein called the "Indenture";

            WHEREAS, under the Original Indenture, a new series of Debt Securities may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

            WHEREAS, the Company hereby proposes to create under the Indenture a new series of Debt Securities;

            WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                 ESTABLISHMENT OF NEW SERIES OF DEBT SECURITIES

            Section 1.01. Establishment.

            (a) There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Company's 4.50% Convertible Senior Notes due 2015 (the "Notes").

            (b) There are initially to be authenticated and delivered $260,000,000 (or $299,000,000 if the underwriter's option to purchase additional Notes is exercised in full) principal amount of Notes (the "Initial Notes").

            (c) The Notes shall be issued initially in the form of one or more Global Notes in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company. The Company initially appoints the Trustee to act as the Note custodian with respect to the Global Notes.

            (d) Each Note shall bear interest from the date of their original issuance thereof or from the most recent date to which interest has been paid or duly provided for.

            (e) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

                                   ARTICLE II

                                   DEFINITIONS

            Section 2.01. Definitions.

            (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture.

            (b) The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Original Indenture, the definition in this Supplemental Indenture shall govern.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Business Day" means, with respect to any Note, a day other than a Saturday, a Sunday, or a day that in The City of New York, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

            "Capital Stock" for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that Person, including, without limitation, all common stock and preferred stock.

            "Common Stock" means the Common Stock, $0.025 par value per share, of the Company existing on the date of the Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

            "Company" means the party named as the "Company" in the first paragraph of the Indenture and, subject to the provisions of Article VI of this Supplemental Indenture, shall also include its successors and assigns.

            "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (i) was a member of the Board of Directors of the Company on the date hereof; or

                  (ii) was nominated for election or elected to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director's nomination or election.

            "Conversion Price" means initially $6.35, subject to adjustment pursuant to Article X hereof.

            "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

            "Fundamental Change" means the occurrence of any of the following:

                  (1) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner" (as this term is used in Rules 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Capital Stock of the Company that is at the time entitled to vote by the holder thereof in the election of the Company's Board of Directors (or comparable body); or

                  (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (4) the Company consolidates or merges with or into any other Person, or any sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company's assets and those of its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than:

                        (A) any transaction: (1) that does not result in any
            reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock and (2) pursuant to which the holders of 50% or more of the total voting power of the Company's Capital Stock entitled to vote generally in elections of directors immediately prior to the transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; and

                        (B) any merger primarily for the purpose of changing the
            Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity, or

                  (5) the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices or traded in over-the-counter securities markets, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

            "Global Notes" means Notes that are substantially in the form of the Notes attached hereto as Exhibit A, and that are registered in the register of Notes in the name of a Depositary or a nominee thereof.

            "Indenture" has the meaning provided in the recital hereof.

            "Initial Notes" has the meaning assigned to it in Section 1.01(b) hereof.

            "Interest Payment Date" has the meaning assigned to it in Exhibit A hereto.

            "Issue Date" means the date the Initial Notes are first issued.

            "Non-Stock Change of Control" means a transaction described under clause (1) (provided that for purposes of any adjustment pursuant to Section 10.01(b), the reference to 35% in such clause shall be replaced with 50%) or clause (4) in the definition of Fundamental Change (or in connection with any such transaction that would have been a Fundamental Change but for the existence of the 110% Trading Price Exception) pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters' appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market.

            "Notes" has the meaning assigned to it in Section 1.01(a) hereof.

            "Original Indenture" has the meaning provided in the recital hereof.

            "Public Acquirer Change of Control" means a Non-Stock Change of Control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or that shall be so traded or quoted when issued or exchanged in connection with such Non-Stock Change of Control (the "Public Acquirer Common Stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it shall be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, in which case all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's Capital Stock that are entitled to vote generally in the election of directors.

            "Public Acquirer Common Stock" has the meaning assigned to it in the definition of Public Acquirer Change of Control.

            "Sale Price" of the Common Stock on any date of determination means:

            (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock (regular way) on the New York Stock Exchange on such date;

            (ii) if the Common Stock is not so reported on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

            (iii) if the Common Stock is not listed on a U.S. national or regional securities exchange, the closing sales price as reported by the Nasdaq Stock Market, Inc.;

            (iv) if the Common Stock is not so reported, the last price quoted by Interactive Data Corporation for the Common Stock on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

            (v) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

            (vi) if the Common Stock is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

            "Stated Maturity", when used with respect to any Note, means May 15, 2015.

            "Stockholder Approval" means (i) the authorization and approval by the Company's stockholders in accordance with applicable law and the Company's bylaws of an amendment to the Company's restated certificate of incorporation to increase the authorized number of shares of Common Stock to at least that number as will allow it to comply with the third sentence of Section 10.08 (a) hereof and (ii) the authorization and reservation by the Board of Directors of a sufficient number of shares of Common Stock free from any preemptive rights to be made available for issuance by the Company upon conversion of all Outstanding Notes.

            "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business on such day and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

            Section 2.02. Other Definitions

                                                                  Section in
                                                                  which the term
Term:                                                             is defined:
----                                                              --------------
"110% Trading Price Exception" ...................................5.01(b)
"Additional Notes" ...............................................3.01
"Applicable Stock Price" .........................................10.14(c)
"Cash Amount" ....................................................10.14(c)(iii)
"Conversion Agent" ...............................................3.04
"Conversion Date" ................................................10.02(c)
"Conversion Obligation" ..........................................10.14(a)
"Conversion Period" ..............................................10.14(c)
"Conversion Rate" ................................................10.14(a)
"Conversion Retraction Period" ...................................10.14(b)
"Conversion Value" ...............................................10.14(c)
"Current Market Price" ...........................................10.04(g)
"daily conversion value" .........................................10.14(c)
"distributed assets" .............................................10.04(d)
"Effective Date" .................................................10.01(b)
"Expiration Time" ................................................10.04(f)
"Fair Market Value" ..............................................10.04(g)
"Fundamental Change Purchase Date" ...............................5.01(a)
"Fundamental Change Purchase Notice" .............................5.01(d)
"Fundamental Change Purchase Price" ..............................5.01(a)
"Indebtedness" ...................................................7.01
"non-convertibility period" ......................................10.03
"Non-Electing Share" .............................................10.05
"Record Date" ....................................................10.04(g)
"Reference Period" ...............................................10.04(d)
"Restricted Subsidiary" ..........................................8.01
"Settlement Notice Period" .......................................10.14(a)
"Spin-Off" .......................................................10.04(d)
"Spin-Off Valuation Period" ......................................10.04(d)
"Stock Price" ....................................................10.01(b)
"triggering note" ................................................10.03(a)

                                   ARTICLE III

                                    THE NOTES

            Section 3.01 Issuance of Additional Notes. The Company may issue additional Notes ("Additional Notes") under the Indenture which shall have identical terms as the Notes issued on the Issue Date other than with respect to the Issue Date, issue price and, to the extent set forth in the resolution referred to below, the first payment of interest. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under the Indenture.

            With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

                  (b) the issue price, the issue date, the date from which the Additional Notes shall bear interest and the CUSIP number of such Additional Notes.

            Section 3.02 Payments by Company by Wire Transfer. The Company shall make all interest, premium, if any, and principal payments by wire transfer of immediately available funds to any Holder who shall have given written directions to the Company to make such payments by wire transfer pursuant to the wire transfer instructions supplied to the Company by such Holder on or prior to the applicable record date.

            Section 3.03 Form and Dating. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. Notes shall be dated the date of their authentication.

            Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note legend set forth below and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note legend thereon and without the "Schedule of Increases or Decreases in the Global Note" attached thereto). Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Note custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

      Each Global Note shall bear a legend in substantially the following form:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            At such time as all beneficial interests in a particular Global Note have been exchanged for individual Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of individual Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note to reflect such reduction by the Trustee or the Note custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

            Section 3.04 Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Company may have one or more additional conversion agents. The term Conversion Agent includes any additional conversion agent.

            The Company shall enter into an appropriate agency agreement with any Conversion Agent (if such Conversion Agent is a Person other than the Trustee). The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

            The Company initially appoints the Trustee as Conversion Agent in connection with the Notes.

                                   ARTICLE IV

                               OPTIONAL REDEMPTION

            Section 4.01. Optional Redemption; Notices to Trustee.

                  (a) Except as provided below, on or after May 15, 2010, the Company may redeem all or part of the Notes upon not less than 20 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year                                                                  Percentage
2010..............................................................    102.143%
2011..............................................................    101.714%
2012..............................................................    101.286%
2013..............................................................    100.857%
2014..............................................................    100.429%
2015..............................................................    100.000%

      The Company may not redeem the Notes if it has failed to pay interest on the Notes and such failure to pay is continuing.

            (b) The Company shall pay interest on the Notes called for redemption pursuant to Section 4.01, including those Notes that are converted into its Common Stock after the date the notice of the redemption is mailed and prior to the third business day after the redemption date. This interest shall include interest accrued and unpaid to, but excluding, the redemption date. The Company shall pay accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date to the same person to whom the Company shall pay the principal of these notes.

            (c) The Company shall give the notice to the Trustee of its intention to exercise its right to redeem the Notes as provided for in this
Section 4.01 by a Company Order at least ten Business Days prior to the day the notice of redemption is to be mailed.

            Section 4.02. Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 4.01 from Outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.

      Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

      Notes and portions of Notes that are to be redeemed are convertible by the Holder until the close of business on the second Business Day prior to the redemption date unless the Company fails to pay the redemption price on the redemption date. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

            Section 4.03. Notice of Redemption. At least 20 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

                  (1) that Holders have a right to convert the Notes called for redemption;

                  (2) the redemption date;

                  (3) the redemption price;

                  (4) the Conversion Price;

                  (5) the name and address of the paying agent and Conversion Agent;

                  (6) that Notes called for redemption may be converted at any time before the close of business on the second Business Day prior to the redemption date;

                  (7) that Holders who wish to convert their Notes must satisfy the requirements set forth in Section 9 of the Notes;

                  (8) that Notes called for redemption must be surrendered to the paying agent to collect the redemption price;

                  (9) if fewer than all of the Outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed and that, after the redemption date upon surrender of such Notes, new Notes in principal amount equal to the unredeemed portions shall be issued upon cancellation of the original Notes;

                  (10) that, unless the Company defaults in making payment of such redemption price, interest on Notes called for redemption shall cease to accrue on and after the redemption date;

                  (11) whether the Company elected to deliver its obligation upon conversion in cash, a combination of cash and shares of its Common Stock or in shares of its Common Stock only, and in the event that the Company has elected to deliver all or portion of its Conversion Obligation in cash, the date on which the settlement period shall begin; and

                  (12) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the Company shall have delivered to the Trustee, at least ten Business Days prior to the date by which such notice of redemption is to be given to Holders in accordance with this Section 4.03 (or such shorter period as allowed by the Trustee), an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in the preceding paragraph.

            Section 4.04. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 4.01 hereof, Notes called for redemption become due and payable on the redemption date and at the redemption price except for Notes that are converted in accordance with the terms of the Indenture. A notice of redemption may not be conditional.

            Section 4.05. Deposit of Redemption Price. One Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the paying agent money sufficient to pay the redemption price of and, if applicable, accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee or the paying agent shall promptly return to the Company any money deposited with the Trustee or the paying agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed, because of conversion of Notes or otherwise.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.

            Section 4.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE V
                    PURCHASE OF NOTES AT OPTION OF THE HOLDER
                            UPON FUNDAMENTAL CHANGE

                  Section 5.01. Fundamental Change Offer.

                  (a) If a Fundamental Change occurs at any time prior to the Stated Maturity (subject to certain exceptions set forth below), the Notes not previously purchased or redeemed by the Company shall be purchased by the Company for cash, at the option of the Holder thereof, at a purchase price specified in Section 7 of the Notes (the "Fundamental Change Purchase Price"), as of the date that is between 30 and 60 days after the date of a notice of Fundamental Change delivered by the Company pursuant to Section 5.01(b) (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 5.01(c).

                  (b) Notwithstanding the provisions of Section 5.01(a) or (c), the Company shall not be required to purchase the Notes of the Holders upon a Fundamental Change pursuant to this Section 5.01 (and a Fundamental Change shall be deemed not to have occurred) or give notice of such Fundamental Change if:

                           (i) the Sale Price per share of Common Stock for any five Trading Days within (1) the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change under clause (1) or (2) of the definition of "Fundamental Change" above, or (2) the period of 10 consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change under clause (3) or (4) of the definition of "Fundamental Change" above, equals or exceeds 110% of the Conversion Price of the Notes in effect on each of those five Trading Days (the "110% Trading Price Exception"); or

                           (ii) 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a Fundamental Change under clause (i) or (iv) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or quoted on the Nasdaq National Market, and, as a result of the transaction or transactions, the Notes become convertible solely into such Common Stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

                  (c) No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

                           (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                           (2) the date by which the Fundamental Purchase Notice pursuant to this Section 3.07 must be delivered to the paying agent in order for a Holder to exercise the repurchase rights;

                           (3) the Fundamental Change Purchase Date;

                           (4) the Fundamental Change Purchase Price;

                           (5) the name and address of the paying agent and the Conversion Agent;

                           (6) the Conversion Price and any adjustments thereto;

                           (7) that the Notes as to which a Fundamental Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of the Indenture;

                           (8) that the Notes must be surrendered to the paying agent to collect payment;

                           (9) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in clause (8) above;

                           (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.07;

                           (11) briefly, the conversion rights of the Notes;

                           (12) the procedures for withdrawing a Fundamental Change Purchase Notice;

                           (13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Notes surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

                           (14) the CUSIP numbers of the Notes.

Without otherwise limiting the Company's obligations pursuant to this Section
5.01 in any way, the Company shall also issue a press release through Dow Jones & Company, Inc. containing the information set forth above and otherwise make such information available on the Company's web site or through another public medium as the Company may use at that time.

                  (d) A Holder may exercise its rights specified in Section 5.01(a) upon delivery of a written notice of purchase (a "Fundamental Change Purchase Notice") to the paying agent at any time on or prior to the close of business on the second Business Day preceding the Fundamental Change Purchase Date (unless the Company shall specify a later date), specifying:

                           (1) the certificate number of the Note, if certificated, which the Holder shall deliver to be purchased or, if not certificated, the notice must comply with the appropriate depositary procedures;

                           (2) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

                           (3) that such Note shall be purchased pursuant to the terms and conditions specified in Section 6 of the Notes and in the Indenture.

                  The delivery of such Note to the paying agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the paying agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this
Section 5.01 and Section 5.02 only if the Note so delivered to the paying agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 5.01 and Section 5.02, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 and Section 5.02 shall be consummated by the delivery of the consideration to be received by the Holder.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Purchase Notice contemplated by this Section 5.01(d) shall have the right to withdraw such Fundamental Change Purchase Notice, in whole or in part, at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 5.02.

                  The paying agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

                  Section 5.02. Effect of Fundamental Change Purchase Notice; Withdrawal. Upon receipt by the paying agent of the Fundamental Change Purchase Notice specified in Section 5.01(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change

Purchase Price shall be paid to such Holder, subject to the receipt of funds by the paying agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 5.01(c) have been satisfied) and (y) the time of delivery of such Note to the paying agent by the Holder thereof in the manner required by Section 5.01(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the paying agent in accordance with the Fundamental Change Purchase Notice, at any time prior to the close of business on the Fundamental Change Purchase Date, specifying:

                           (1) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or, if not certificated, the notice must comply with the appropriate depositary procedures,

                           (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                           (3) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice, and which has been or shall be delivered for purchase by the Company.

                  There shall be no purchase of any Notes pursuant to Section
5.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes). The paying agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes) in which case, upon such return, the Purchase Notice with respect thereto shall Fundamental Change be deemed to have been withdrawn.

                  Section 5.03. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the paying agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 4.03 of the Original Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

                  Section 5.04. Notes Purchased in Part. Any Certificated Note which is to be purchased only in part shall be surrendered at the office of the paying agent (with, if the

Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

                  Section 5.05. Covenant to Comply With Securities Laws Upon Purchase of Notes. When complying with the provisions of Section 5.01 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall, to the extent appropriate, (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 5.01 to be exercised in the time and in the manner specified in Section 5.01.

                  Section 5.06. Repayment to the Company. The Trustee and the paying agent shall return to the Company any cash that remains unclaimed as provided in Section 11 of the Notes, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05 of the Original Indenture), held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.02(3) exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.05 of the Original Indenture).

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.01. Treatment of Notes. Each Holder, by acceptance of a Note, and beneficial owner, by acceptance of a beneficial ownership interest in a Note, agrees to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes and not to take any action inconsistent with such treatment.

                  Section 6.02. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture, and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 6.03. Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 6.04. Limitation on Leases. The Company shall not, directly or indirectly, lease all or substantially all of its assets to any Person.

                                  ARTICLE VII

                              SUCCESSOR CORPORATION

                  Section 7.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions to, another corporation, Person or entity unless:

                           (i) either (1) the Company shall be the surviving
                  corporation or (2) the entity or the Person formed by or surviving the consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia and
                  (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;

                           (ii) immediately after giving effect to such
                  transaction, no Default or Event of Default exists; and

                           (iii) the Company shall have delivered to the Trustee
                  an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this
                  Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  Section 7.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 7.01 hereof.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

                  Section 8.01. Events of Default. An "Event of Default" occurs if:

                           (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

                           (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with a Fundamental Change) or otherwise;

                           (c) the Company fails to comply for (i) a period of 30 days, with the provisions of Section 5.01 hereof (other than a failure to purchase Notes, which is covered by clause (b) above), or
         (ii) 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding voting as a single class, with the provisions of Section
         7.01 hereof;

                           (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding voting as a single class;

                           (e) the Company or any of its Restricted Subsidiaries fails to pay Indebtedness within any applicable grace period after final maturity or the acceleration of any Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated at any time exceeds $20.0 million;

                           (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $20.0 million; and

                           (g) the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                                (i) commences a voluntary case,

                                (ii) consents to the entry of an order for
               relief against it in an involuntary case,

                                (iii) consents to the appointment of a custodian
               of it or for all or substantially all of its property,

                                (iv) makes a general assignment for the benefit
               of its creditors, or

                                (v) generally is not paying its debts as they
               become due; or

                           (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                (i) is for relief against the Company or any
               Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                                (ii) appoints a custodian of the Company or any
               Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                                (iii) orders the liquidation of the Company or
               any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  "Indebtedness" has the meaning provided in the Indenture dated as of December 5, 2003 between the Company and The Bank of New York, as Trustee, as in effect as of the date hereof.

                  "Restricted Subsidiary" means (i) any Subsidiary with respect to which an event described in clause (e) or (f) above would cause a default in any of the Company's existing and future unsubordinated, unsecured indebtedness and (ii) any Significant Subsidiary of the Company.

                  Section 8.02. Acceleration. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.01 hereof with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 8.01 hereof occurs with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all Outstanding Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after May 15, 2010 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 4.01(a) hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15, 2010 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, the premium specified for the twelve months commencing on such date in Article IV hereof shall also become and be immediately due and payable to the extent permitted by law.

                  Section 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 8.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase in connection with any Fundamental Change); provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 8.05. Control by Majority. Holders of a majority in principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

                  Section 8.06. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to the Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  Section 8.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase in connection with any Fundamental Change), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 8.08. Collection Suit by Trustee. If an Event of Default specified in Section 8.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 8.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Original Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Original Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 8.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.06 of the Original Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

                  Section 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 8.07 of this Supplemental Indenture or a suit by Holders of more than 10% in aggregate principal amount of the Notes then Outstanding.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 9.01. Without Consent of Holders. Notwithstanding
Section 9.02 of this Supplemental Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder of a Note:

                           (a) to cure any ambiguity, defect or inconsistency;

                           (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                           (c) to provide for the assumption of the Company's obligations to the Holders of Notes by a successor to the Company pursuant to Article VII hereof;

                           (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes;

                           (e) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

                           (f) to provide for conversion rights of Holders of Notes if any reclassification or change of Common Stock or any consolidation, merger or disposition of all or substantially all of the Company's assets occurs; or

                           (g) to reduce the Conversion Price, provided that the reduction shall not adversely affect the interests of the Holders of the Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 of the Original Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under the Indenture or otherwise.

                  Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02 and in Section 9.01, the Company and the Trustee may amend or supplement the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Section 8.04 and 8.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance in a particular instance by the Company with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 of the Original Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly adversely affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

                  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                           (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                           (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect the redemption of the Notes;

                           (c) reduce the rate of or change the time for payment of interest on any Note;

                           (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                           (e) make any Notes payable in money other than that stated in the Notes;

                           (f) make any changes in the provisions of the Indenture relating to waivers of past defaults or the rights of Holder of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                           (g) waive a redemption payment with respect to any Note;

                           (h) adversely affect the repurchase or conversion rights of Holders of the Notes; or

                           (i) make any change in Section 8.04 or Section 8.07 hereof or in the foregoing amendment and waiver provisions.

                  Section 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

                  Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this
Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 of the Original Indenture) shall be fully protected in relying upon, in addition to the documents required by Section
13.05 of the Original Indenture, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture.

                                    ARTICLE X

                                   CONVERSIONS

            Section 10.01. Conversion Privilege

            (a) Subject to and upon compliance with the provisions of this
Article X, a Holder of a Note shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Note at the Conversion Price in effect on the date of conversion, at any time prior to the close of business on the Business Day prior to the Stated Maturity of the Notes, except during any non-convertibility period described in Section 10.03. The Company may choose to deliver either shares of Common Stock, cash or a combination of cash and shares of Common Stock as described in Section 10.14.

            (b) Subject to Section 10.13, if and only to the extent a Holder elects to convert a Note at any time on or subsequent to the date on which a Non-Stock Change of Control becomes effective (the "Effective Date") but before the close of business on the second business day immediately preceding the related Fundamental Change Purchase Date, the Company shall increase the number of shares of Common Stock issuable upon conversion of the Note by a number of additional shares of Common Stock as set forth below. The number of additional shares of Common Stock shall be determined by reference to the table below, based on the Effective Date and the price (the "Stock Price") paid per share for the Common Stock in the Non-Stock Change of Control. If Holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the Cash Amount paid per share. Otherwise, the Stock Price shall be the average of the Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.

            The Stock Prices and numbers of additional shares of Common Stock set forth in the table below shall be adjusted as of any date on which the Conversion Price is adjusted. On such date, each Stock Price shall be adjusted by multiplying:

                  (i) the Stock Price applicable immediately prior to such
            adjustment by

                  (ii) a fraction, of which

                        (A) the numerator shall be the Conversion Price as so
            adjusted, and

                        (B) the denominator shall be the Conversion Price
            immediately prior to the adjustment,

and each number of additional shares of Common Stock shall be adjusted by multiplying:

                  (i) the number of additional shares of Common Stock applicable immediately prior to such adjustment by

                  (ii) a fraction, of which

                        (A) the numerator shall be the Conversion Price immediately prior to the adjustment, and

                        (B) the denominator shall be the Conversion Price as so adjusted.

The following table sets forth the Stock Price and number of additional shares of Common Stock issuable per $1,000 aggregate principal amount of Notes:

STOCK PRICE              $5.29   $5.79   $6.35   $7.05   $7.95   $9.05   $10.35 $11.85  $13.55  $15.45  $17.55
-----------              -----   -----   -----   -----   -----   -----   -------------  ------  ------  ------
Effective Date
--------------
November 15, 2004         31.52  27.64   24.31   21.14    18.09  15.31   12.86  10.73    8.89    7.32    5.98
May 15, 2005              29.48  25.71   22.52   19.53    16.68  14.11   11.86   9.90    8.21    6.77    5.54
May 15, 2006              25.40  21.75   18.78   16.12    13.69  11.56    9.72   8.13    6.76    5.60    4.60
May 15, 2007              21.27  17.58   14.75   12.38    10.38   8.74    7.35   6.17    5.14    4.27    3.52
May 15, 2008              17.27  13.22   10.33    8.19     6.66   5.56    4.69   3.94    3.30    2.75    2.28
May 15, 2009              13.96   8.89    5.43    3.34     2.40   1.97    1.67   1.41    1.18    0.99    0.82
May 15, 2010              12.95   6.36    0.93    0.00     0.00   0.00    0.00   0.00    0.00    0.00    0.00
May 15, 2011              13.37   6.36    0.77    0.00     0.00   0.00    0.00   0.00    0.00    0.00    0.00
May 15, 2012              14.32   6.54    0.61    0.00     0.00   0.00    0.00   0.00    0.00    0.00    0.00
May 15, 2013              16.39   7.20    0.47    0.00     0.00   0.00    0.00   0.00    0.00    0.00    0.00
May 15, 2014              20.88   8.94    0.33    0.00     0.00   0.00    0.00   0.00    0.00    0.00    0.00
May 15, 2015               0.00   0.00    0.00    0.00     0.00   0.00    0.00   0.00    0.00    0.00    0.00

            If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

                  (A) between two Stock Prices on the table or the Effective Date is between two days on the table, the number of additional shares of Common Stock shall be determined by straight-line interpolation between the number of additional shares of Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;

                  (B) in excess of $17.55 per share (subject to adjustment), no additional shares of Common Stock shall be issued upon conversion; or

                  (C) less than $5.29 per share (subject to adjustment), no additional shares of Common Stock shall be issued upon conversion.

      Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed $189.0359 per $1,000 principal amount of the Notes, subject to adjustments in the same manner as the number of additional shares of Common Stock as set forth in this Section 10.01

            (c) The Company shall provide notice to all Holders and to the Trustee at least 15 Trading Days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.

            Section 10.02. Conversion Procedure; Conversion Price; Fractional Shares

            (a) Subject to Section 10.03, each Note shall be convertible at the office of the Conversion Agent. The Note shall be converted into fully paid and non-assessable shares of Common Stock (calculated to the nearest 1/100th of a share) at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Note, except as described in Section 10.10 hereof. The Company shall not issue any fractional share of Common Stock in connection with any conversion of Notes, but instead shall, at the Company's option, subject to Section 10.04(k) hereof, either (i) make a cash payment (calculated to the nearest cent) equal to the market value of that fractional share based upon the closing Sale Price of the Common Stock on the last Trading Day prior to the Conversion Dave or (ii) round up the number of shares to be delivered upon conversion to the nearest whole share. Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder's option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Section 5.02 hereof.

            (b) Before any Holder of a Note shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Notes, comply with the procedures of the Depositary in effect at that time, and in the case of certificated Notes, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

            Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Notes, as provided in Section 10.10, and all taxes or duties, if any, as provided in Section 10.09.

            If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company shall, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share, if applicable, to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

            (c) A Note shall be deemed to have been converted as of the close of business on the date of the surrender of such Notes for conversion and compliance with the other requirements of this Section 10.02 as provided above (the "Conversion Date"), and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

            (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder (subject to the provisions of Section 10.09 hereof), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

            Section 10.03. Non-Convertibility Periods.

            (a) If on any date a Note is delivered for conversion on or prior to February 2, 2010 and the Company does not have a sufficient number of reserved shares pursuant to Section 10.08 to satisfy its Conversion Obligation for that note (the "triggering note") without exercising its option to deliver any portion in cash pursuant to Section 10.14 hereof, then no further Notes may be delivered for conversion from and including such date to and including the earliest of (A) the date the Company obtains Stockholder Approval and amends its restated certificate of incorporation to increase its authorized capital to be able to reserve and deliver shares of Common Stock upon conversion of the remaining Outstanding Notes, (B) the date the Company reserves additional shares that have otherwise become available for reservation in an amount to enable the Company to be able to deliver shares of Common Stock upon conversion of the remaining Outstanding Notes, and (C) February 2, 2010 (any such period, a "non-convertibility period"). The triggering note shall be converted to the extent there are any reserved shares remaining, and the Company shall issue a new Note or Notes in principal amount equal to the unconverted principal portion thereof. The Company shall not be obligated to deliver cash on conversion for the remaining principal amount of the triggering note. If the non-convertibility period remains in effect on the 10th day after the first annual meeting of stockholders that is held more than three months after the date the triggering note is delivered for conversion, then the Notes shall bear interest at the rate of 10.00% per annum from and after such annual meeting until the end of the non-convertibility period.

            Notwithstanding the foregoing, the Company shall convert, as provided in Section 10.02(a) and Section 10.14, any Notes delivered for conversion during a non-convertibility period after any Fundamental Change (or a transaction that would have been a Fundamental Change but for either of the two exceptions described in Section 5.01(b) hereof) has occurred until the close of business on the business day prior to the Fundamental Change Repurchase Date.

            (b) Upon the commencement of any non-convertibility period, the Company shall issue a press release through Dow Jones & Company, Inc. containing the relevant information and otherwise make such information available on the Company's web site or through another public medium as the Company may use at that time.

            (c) During any non-convertibility period, the Company shall not be permitted to:

                  (i) distribute to all Holders of the Common Stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of the Common Stock at a price less than the average closing sale price for the ten Trading Days preceding the declaration date for such distribution; or

                  (ii) distribute to all Holders of the Common Stock, cash or other assets, debt securities or rights to purchase the Company's securities, which distribution has a per share value exceeding 5% of the closing sale price of the Common Stock on the Trading Day preceding the declaration date for such distribution;

provided that, nothing in the foregoing shall restrict the Company's ability to distribute any rights described in the fourth paragraph of Section 10.04(d).

            Section 10.04. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

            (a) In case the Company shall, at any time or from time to time while any of the Notes are Outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock Outstanding at the close of business on the Record Date fixed for such determination; and

                  (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

      Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 10.04(a) is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not occurred.

            (b) In case the Company shall, at any time or from time to time while any of the Notes are Outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Notes are Outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

            Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (c) In case the Company shall, at any time or from time to time while any of the Notes are Outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 10.04(d)) to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase, for a period of up to 45 days, shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price of the Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock Outstanding on the close of business on such Record Date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock or securities so offered for subscription or purchase (and the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock; and

                  (ii) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

            Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants or the date when such convertible securities are no longer convertible, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights, warrants or securities entitle the holders to subscribe for purchase or otherwise receive shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants or securities, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (d) In case the Company shall, at any time or from time to time while any of the Notes are Outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of Capital Stock (other than any dividends or distributions of Common Stock to which Section 10.04(a) applies), evidences of its indebtedness or other assets, including securities, but excluding (i) any rights, warrants or securities referred to in Section 10.04(c) and (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, consolidation, merger, statutory share exchange, combination, sale or conveyance to which Section 10.05 applies (such capital stock, evidence of its indebtedness, and other assets or securities being distributed hereinafter in this Section 10.04(d) called the "distributed assets"), then, in each such case, subject to the second and third succeeding paragraphs and the last two paragraphs of this Section 10.04(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price on such Record Date, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock Outstanding on the Record Date); and

                  (ii) the denominator of which shall be such Current Market Price.

            Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders. Notwithstanding the foregoing, in the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (1) the numerator of which shall be the Current Market Price on such Record Date; and

                  (2) the denominator of which shall be the Current Market Price of the Common Stock, plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock Outstanding on the Record Date), each as determined as set forth in the third and fourth succeeding sentences.

Such reduction shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off, the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the "Spin-Off Valuation Period"), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

            Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(d) (and no adjustment to the Conversion Price under this Section 10.04(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.04(d)):

                  (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of

      Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                  (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 10.04(d) and Section 10.04(a), Section 10.04(b) and
Section 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 10.04(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which
Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

                  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Section 10.04(a), Section 10.04(b) and Section 10.04(c) apply, respectively (and any Conversion Price reduction required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Section 10.04(a), Section 10.04(b) and Section 10.04(c) with respect to such dividend or distribution shall then be made), except:

                        (A) the Record Date of such dividend or distribution
            shall be substituted as (i) "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 10.04(a), (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of
            Section 10.04(b), and (iii) as "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.04(c); and

                        (B) any shares of Common Stock included in such dividend
            or distribution shall not be deemed "Outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 10.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with any Conversion Price reduction required by Section 10.04(a), Section 10.04(c) and
            Section 10.04(d).

            In the event of any distribution referred to in this Section 10.04(d) in which (i) the value of such distribution per share of Common Stock equals or exceeds the average of the Sale

Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution, or (ii) such average of the Sale Prices of the Common Stock exceeds the Fair Market Value of such distribution applicable to one share of Common Stock (as determined by the Board of Directors) by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Note immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

            No adjustment to the Conversion Price or the ability of a Holder of a Note to convert shall be made if the Holder may otherwise participate in such distribution without conversion.

            (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or upon a merger or consolidation, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the rate determined by multiplying the Conversion Price in effect on the applicable Record Date by a fraction,

                  (i) the numerator of which shall be (a) the Current Market Price on such Record Date minus (b) the amount distributed per ordinary share of Common Stock; and

                  (ii) the denominator of which shall be such Current Market Price.

            Notwithstanding the foregoing, adjustments to the Conversion Price resulting from any quarterly cash dividends may not cause the Conversion Price (as adjusted for any other adjustment in this Section 10.04) to be less than $5.29.

            Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for the determination of the stockholders entitled to receive such cash dividend or other distribution consisting exclusively of cash. If any dividend or distribution of the type described in this Section 10.04(e) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock Outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

                  (ii) the denominator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time; and (y) the product of the number of shares of Common Stock Outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

            Such reduction shall become effective immediately after the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

            For purposes of any computation under this Section 10.04(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs on the Trading Day next succeeding the Expiration Time for the tender or exchange offer requiring such computation, the Sale Price for such Trading Day shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be multiplied as a result of such other event.

            (g) For purposes of this Article X, the following terms shall have the meanings indicated:

            "Current Market Price" on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the "day in question"); provided that if:

                  (1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04
      (a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the same fraction by which the Conversion Price is so required to be multiplied as a result of such other event;

                  (2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be multiplied as a result of such other event; and

                  (3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.04(d), (e) or (f)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            "Ex" date, when used:

                  (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

                  (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

            "Fair Market Value" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

            "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any shares of Common Stock, cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such shares of Common Stock, cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Section 10.04(a), (b),
(c), (d), (e) or (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

            (i) To the extent permitted by applicable law and Section 8.01(e), the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 business days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it shall be in effect.

            (j) In any case in which this Section 10.04 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 10.06) issuing to the Holder of any Notes converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (k) All calculations under this Section 10.04 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward.

            (l) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price; provided that the Company shall carry forward any adjustment that is less than 1% of the Conversion Price, take such carried forward adjustments into account in any subsequent adjustments, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward or if earlier, upon redemption date, upon a Fundamental Change or upon Stated Maturity.

            (m) In the event that at any time, as a result of an adjustment made pursuant to this Section 10.04, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Notes originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this
Section 10.04, and the provision of Section 10.01, Section 10.02 and Section
10.05 through Section 10.10 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

            (n) No adjustment shall be made if the consent of the holders of the Common Stock would be required for the issuance of, or the Company's agreement to issue, the Common Stock at the adjusted Conversion Price pursuant to the rules of The New York Stock Exchange or any exchange or other market on which the Common Stock is then listed or traded and the Company has not obtained such consent in compliance with the applicable rules.

            Section 10.05. Consolidation or Merger of the Company. If any of the following events occurs, namely:

                  (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                  (b) any consolidation or merger of the Company with or into another Person or

                  (c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company's assets and those of its Subsidiaries taken as a whole to any other Person,

as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had such Notes been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease, transfer, conveyance or other disposition; provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease, transfer, conveyance or other disposition is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.05, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease, transfer, conveyance or other disposition for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article X. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this
Article X.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

            If this Section 10.05 applies to any event or occurrence, Section
10.04 shall not apply. Notwithstanding this Section 10.05, if a Public Acquirer Change of Control occurs and the Company elects to adjust its Conversion Obligation and the Conversion Price pursuant to Section 10.13, the provisions of
Section 10.13 shall apply to the conversion instead of this Section 10.05.

            Any additional Common Stock that a Holder is entitled to receive upon conversion pursuant to Section 10.01(b), if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the additional Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.

            Section 10.06. Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to the Notes is required:

                  (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Notes a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 11.01. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

In addition, whenever an adjustment in the Conversion Price with respect to the Notes is required, the Company shall issue a press release through Dow Jones & Company, Inc. containing the relevant information and make such information available on the Company's web site or through another public medium as it may use at that time.

            Section 10.07. Notice in Certain Events. In case of:

                  (a) a consolidation or merger to which the Company is a party or of the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company's assets and those of its Subsidiaries taken as a whole to any Person; or

                  (b) the liquidation or dissolution of the Company; or

                  (c) any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Notes in the manner provided in Section 11.01, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article X, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, change, consolidation, merger, sale, lease, transfer, conveyance, disposition, liquidation or dissolution triggering an adjustment to the Conversion Price pursuant to this Article X is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance, disposition, liquidation or dissolution.

            Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 10.07.

            Section 10.08. Company to Reserve Stock; Registration; Listing

            (a) On the date hereof, the Company has 37,140,472 shares of Common Stock reserved for the purpose of effecting the conversion of the Notes.
The Company may reserve additional shares of Common Stock for such purpose and shall not reduce such number of reserved shares. At any time the Company increases the number of reserved shares, it shall give prompt notice to the Trustee of such increased number. After Stockholder Approval is obtained, the Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or Securities, all such Notes would be held by a single Holder); provided that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Notes by delivery of (i) otherwise available shares of Common Stock or (ii) purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be upon issue fully paid and nonassessable and free from all liens and charges and, except as provided in Section 10.09, taxes with respect to the issue thereof.

            (b) If any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company shall in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on The New York Stock Exchange, the Company shall, if permitted by the rules of such exchange, list and keep listed all Common Stock reserved for issuance upon conversion of the Notes, and the Company shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Notes prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

            Section 10.09. Taxes on Conversion. The issue of stock certificates on conversion of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

            Section 10.10. Conversion After Record Date. Except as provided below, if any Notes are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Notes shall not be entitled to receive a separate cash payment for interest that has accrued on such Notes since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article X, any accrued and unpaid interest on such Notes shall be deemed to have been paid in full.

            If any Notes are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Notes at the close of business on such Record Date shall receive the interest payable on such Notes on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Notes being surrendered for conversion. However, the preceding sentence does not apply: (1) to Notes that have been called for redemption on a redemption date that is after such Record Date and on or prior to the third Business Day after such Interest Payment Date; (2) to Notes that have been converted in connection with a Fundamental Change on a Fundamental Change Purchase Date that is after such Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes. Except as provided in Section 4.01 or this Section 10.10, no adjustments in respect of payments of interest on Notes surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Notes.

            Section 10.11. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article X shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a resolution of the Board of Directors.

            Section 10.12. Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any Securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure of the Company to comply with this Article X. Each Conversion Agent other than the Company shall have the same protection under this Section 10.12 as the Trustee.

            The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each paying agent or Conversion Agent acting hereunder.

            Section 10.13. Conversion After a Public Acquirer Change of Control.
(a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the additional Common Stock pursuant to Section 10.01(b), elect to adjust its Conversion Obligation and the Conversion Price such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Notes shall be entitled to convert their Notes, in accordance with Section
10.02 hereof, into shares of Public Acquirer Common Stock and the Conversion Price in effect immediately before the Public Acquirer Change of Control shall be adjusted by multiplying it by a fraction:

                  (i) the numerator of which shall be the average of the Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control, and

                  (ii) the denominator of which shall be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control.

            (b) The Company shall notify Holders of its election by providing notice as set forth in Section 10.01(c).

            Section 10.14. Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof (a) (a) Except to the extent that the Company has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 10.14(b), the Company may elect to deliver either shares of its Common Stock, cash or a combination of cash and shares of Common Stock in satisfaction of the Company's obligation upon conversion of the Notes (the "Conversion Obligation"). The Company shall notify the Holder or Holders, as the case may be, through the Trustee, of the method the Company chooses to satisfy its Conversion Obligation, (i) in the Company's notice of redemption, if the Company has called the Notes for redemption, (ii) 26 Trading Days immediately preceding the Maturity Date in respect of Notes to be converted during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date, and
(iii) no later than two Trading Days immediately following the Conversion Date in all other cases (such period, the "Settlement Notice Period"). If the Company elects to satisfy any portion of its Conversion Obligation by delivering cash, the Company shall specify in such notice the portion to be paid in cash either as a percentage of the Conversion Obligation or as the lesser of (a) a fixed dollar amount and (b) the Conversion Value. The Company shall treat all Holders converting on the same Trading Day in the same manner. The Company shall not have any obligation to satisfy Conversion Obligations arising on different Trading Days in the same manner.

            If the Company elects to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares, if applicable), a Holder may retract its conversion notice at any time during the two Trading-Day period beginning on the Trading Day after the last Trading Day of the Settlement Notice Period (the "Conversion Retraction Period"); provided that no such retraction can be made (and a conversion notice shall be irrevocable) (x) if the Holder delivers the conversion notice in connection with a redemption, (y) if the Holder delivers the conversion notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date or (z) if the Company has irrevocably elected pursuant to Section 10.14(b) to make a cash payment of principal upon conversion before such Holder delivers its conversion notice. No retraction can be made and a conversion notice shall be irrevocable if the Company does not elect to deliver cash upon conversion.

            With respect to each Holder that exercises its conversion right in accordance with the Indenture, if such Holder's conversion notice has not been retracted, assuming all of the other requirements have been satisfied by such Holder, then settlement (a) in Common Stock only shall occur as soon as practicable after the Company notifies the Holder or Holders that settlement shall be in Common Stock only, and (b) in cash or in a combination of cash and Common Stock shall occur on the second Trading Day following the final Trading Day of the Conversion Period.

            Settlement amounts shall be computed as follows:

                  (i) if the Company elects to satisfy the entire Conversion Obligation in Common Stock, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, a number of shares of Common Stock equal to the quotient of $1,000 and the Conversion Price (the "Conversion Rate") in effect on the Conversion Date (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 10.02);

                  (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company shall deliver to such holder for each $1,000 principal amount of Notes converted cash in an amount equal to the Conversion Value.

                  (iii) if the Company elects to satisfy the Conversion Obligation in a combination of cash (excluding any cash paid for fractional shares, if applicable) and Common Stock (including pursuant to
      Section 10.14 (b) hereof), the Company shall deliver to such Holder for each $1,000 principal amount of Notes converted:

                        (A) an amount in cash (the "Cash Amount") equal to (x)
            the fixed dollar amount per $1,000 principal amount of Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company's chosen method of settlement or, if lower, the Conversion Value in cash, or (y) the percentage of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company's chosen method of settlement multiplied by the Conversion Value, as the case may be; and

                        (B) a number of shares of Common Stock for each of the
            20 trading days in the Conversion Period equal to 1/20th of (x) the Conversion Rate in effect on that day minus (y) the quotient of the Cash Amount divided by the Applicable Stock Price for that day (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 10.02).

            (b) Notwithstanding anything to the contrary in this Indenture, at any time prior to the 26th Trading Day preceding the Maturity Date, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Notes, by written notice to the Trustee and the Holders of the Notes, to satisfy in cash the Conversion Obligation with respect to the principal amount of Notes to be converted after the date of such election, with any remaining amount of the Conversion Obligation to be satisfied in shares of Common Stock. The settlement amount will be computed as described under clause (a)(iii) above, using the $1,000 as the fixed dollar amount per $1,000 principal amount of Notes of the Conversion Obligation to be satisfied in cash.

            (c) For purposes of this Section 10.14, the following terms shall have the meanings indicated:

                  (i) "Applicable Stock Price" on any Trading Day means (i) the volume-weighted average price per share of the Common Stock on such Trading Day as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page PKS <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day or (ii), if such price is not available, the market value per share of the Common Stock on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  (ii) "Conversion Period" means the 20 trading-day period:

                        (A) beginning on the Redemption Date, if the Holder
            delivers the conversion notice in connection with a redemption;

                        (B) beginning on the Maturity Date, if the Holder
            delivers the conversion notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date (whether or not the Company has irrevocably elected to make a cash payment of principal upon conversion);

                        (C) beginning on the Trading Day following the Company's
            receipt of the Holder's conversion notice, if the Company has irrevocably elected pursuant to Section 10.14(b) to make a cash payment of principal upon conversion, provided that if the Holder submits its conversion notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date, the Conversion Period shall begin on the Maturity Date; and

                        (D) beginning on the Trading Day following the final
            Trading Day of the Conversion Retraction Period, in all other cases.

                  (iii) "Conversion Value" for every $1,000 principal amount of a Note being converted means an amount equal to the sum of the daily conversion values for each of the 20 Trading Days in the Conversion Period, where the "daily conversion value" for any Trading Day equals 1/20th of:

                        (A) the Conversion Rate in effect on that day multiplied
            by

                        (B) the Applicable Stock Price on that day,

      provided that, with respect any conversion (i) during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Day or (ii) of a Note called for redemption, if on the Conversion Date the Applicable Stock Price exceeds the then applicable Conversion Price, the Conversion Value shall not be less than $1,000.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIASection318(c), the imposed duties shall control.

            Section 11.02. Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing (which may be via facsimile) and delivered in Person or mailed by first class mail:

            if to the Company:

            Six Flags, Inc.
            122 East 42nd Street
            New York, New York 10168
            Attention:  Chief Financial Officer
            Facsimile number:         (212) 949-6203
            Telephone number: (212) 599-4690

            with a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York  10153
            Attention:        David Lefkowitz, Esq.
            Facsimile number: (212) 310-8007

            if to the Trustee:

            The Bank of New York
            101 Barclay Street- 8W
            New York, New York 10286
            Attention:        Julie Salovitch-Miller
            Facsimile number: (212) 815-5707

            The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be in writing and shall be deemed to have been duly given when received.

            Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the

Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and any Registrar, paying agent and Conversion Agent at the same time.

            Section 11.03. Communication by Holders with Other Holders(a) . Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar, the paying agent, the Conversion Agent and anyone else shall have the protection of Trust Indenture Act Section 312(c).

            Section 11.04. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or any paying agent may make reasonable rules and set reasonable requirements for its functions.

            Section 11.05. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

            Section 11.06. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 11.07. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

            Section 11.08. Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

            Section 11.09. Severability. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.10. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 11.11. Table of Contents, Headings, etc. The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 11.12. Amendment of Section 7.06 of the Original Indenture. The reference to "Section 6.01(g) or (h)" in the Original Indenture shall be deemed to be references to Section 7.01(g) or (h) of this Supplemental Indenture.

            Section 11.13. Recitals by the Corporation. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as full and with like effects as if set forth herein in full.

            Section 11.14. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                         [Signatures on following page]

                                   SIGNATURES

                                        SIX FLAGS, INC.

                                        By: /s/ James F. Dannhauser
                                            -----------------------------------
                                            Name:  James F. Dannhauser
                                            Title: Chief Financial Officer

                                        THE BANK OF NEW YORK

                                        By: /s/ Julie Salovitch-Miller
                                            -----------------------------------
                                            Name:  Julie Salovitch-Miller
                                            Title: Vice-President

                                                                       EXHIBIT A

                                 [Face of Note]

                     4.50% CONVERTIBLE SENIOR NOTE DUE 2015

No.:                                                          CUSIP: 83001P AJ 8

                                 SIX FLAGS, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of
[                  ]  DOLLARS ($                         ) on May 15, 2015.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2005

Record Dates: May 1 and November 1

                                        Dated:
                                        SIX FLAGS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
   -------------------------------------
             Authorized Signatory

                                 [Back of Note]

                     4.50% Convertible Senior Notes due 2015

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the
                                   Indenture]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. Six Flags, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 4.50% per annum from November 19, 2004 until maturity, or in the event of certain non-convertibility periods, 10.00%, as described in Section 10.03 of the Indenture. The Company will pay interest semi-annually on May 15 and November 15 of each such year, or if any such day is not a business day, on the next succeeding business day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.

            To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Company shall not make a separate cash payment for accrued and unpaid interest on any Note that is converted into Common Stock.

            If this Note is redeemed or repurchased by the Company on a date that is after the record date and on or prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to but not including the applicable redemption date or Fundamental Change Purchase Date, as the case may be, shall be paid to the same Holder to whom the Company pays the principal of this Note.

            Interest on Notes converted after a record date but prior to the corresponding Interest Payment Date shall be paid to the Holder of the Notes on the record date but, upon conversion, the Holder must pay the Company the interest that have accrued and shall be paid on such Interest Payment Date; provided that no such payment need be made with respect to Notes that shall be redeemed by the Company after a record date and on or prior to the third Business Day after the corresponding Interest Payment Date.

            2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and to the Persons in whose name(s) this Note is registered at the close of business on the May 1 or the November 1 next preceding the Interest Payment Date, even if such

Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Original Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as paying agent and Registrar. The Company may change any paying agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. Indenture. The Company issued the Notes under an Indenture, dated as of June 30, 1999 (the "Original Indenture"), as supplemented by the Second Supplemental Indenture, dated as of November 19, 2004, between the Company and the Trustee. The Original Indenture, as may be amended and supplemented to the date hereof, including by the Second Supplemental Indenture, is herein called the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially in the aggregate principal amount of $260,000,000 (or such greater amount necessary to reflect the exercise by the underwriter of its option to purchase additional Notes in compliance with the underwriting agreement, but not in excess of $299,000,000). The Company is permitted to issue Additional Notes under the Indenture in an unlimited principal amount. Any such Additional Notes that are actually issued will be treated as issued and Outstanding Notes (and as the same class as the initial Notes) for all purposes of the Indenture, unless the context clearly indicated otherwise.

            5. Optional Redemption. Except as provided below, on or after May 15, 2010, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 20 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year                                                                Percentage
2010..........................................................          102.143%
2011..........................................................          101.716%
2012..........................................................          101.286%
2013..........................................................          100.857%

2014..........................................................          100.429%
2015..........................................................          100.000%

            The Company may not redeem the Notes if it has failed to pay interest on the Notes and such failure to pay is continuing.

            6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            7. Purchase By the Company at the Option of the Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Notes held by such Holder within 30 days after the occurrence of a Fundamental Change for a Fundamental Change Purchase Price equal to the principal amount of plus accrued and unpaid interest on such Note on the Fundamental Change Purchase Date. The Fundamental Change Purchase Date shall be between 30 and 60 days of the Company's delivery of the notice described in the preceding sentence. The Fundamental Change Purchase Price shall be paid in cash.

            Holders have the right to withdraw any Fundamental Change Purchase Notice, as the case may be, by delivering to the paying agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            If cash sufficient to pay the Fundamental Change Purchase Price of all Notes, or portions thereof to be purchased as of the Fundamental Change Purchase Date, is deposited with the paying agent on the Business Day following the Fundamental Change Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Note.

            8. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            9. Conversion. Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion. The Notes shall not be convertible during any non-convertibility period described in
Section 10.03 of the Indenture. Except if the Company has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 10.14(b) of the Indenture, the Company may choose to deliver either shares of Common Stock, cash or a combination of cash and shares of Common Stock upon conversion. If the Company has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 10.14(b) of the Indenture, then the principal amount of the Notes must be converted in cash, with any remaining amount to be satisfied in shares of Common Stock, subject to the terms and conditions of the Indenture.

            A Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice, exercising the option of such Holder to require the Company to purchase such Note, may be converted only if such Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

            The initial Conversion Price is $6.35 per share, subject to adjustment in certain events described in the Indenture. No fractional shares of Common Stock shall be issued upon conversion of any Note. A Holder that surrenders Notes for conversion shall receive, at the Company's option, in lieu of any fractional share of Common Stock, either (i) cash or a check or (ii) a rounded up number of shares to be delivered upon conversion to the nearest whole share.

            To surrender a Note for conversion, a Holder must (i) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay any transfer or similar tax, if required by the Indenture.

            If the Company (i) is a party to a consolidation or merger, (ii) reclassifies the Common Stock or (iii) sells, leases, transfers, conveys or otherwise disposes of all or substantially all of its assets and those of its Subsidiaries taken as a whole to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

            10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Note during the period of 15 days before mailing a notice of redemption or any Note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

            11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then Outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, providing for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs, or reducing the Conversion Price; provided that the reduction will not adversely affect the interests of the Holders of Notes.

            13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable, at maturity, upon redemption or otherwise (including in connection with a Fundamental Change), (iii) failure by the Company to comply for (A) a period of 30 days with any of the provisions of Section 5.01 of the Supplemental Indenture (other than a failure to purchase Notes, which is covered by clause (ii) above) or (B) 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding voting as a single class with provisions of Section 7.01 of the Supplemental Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) failure to pay Indebtedness within any applicable grace period after final maturity or the acceleration of such Indebtedness because of a default where the total amount of such Indebtedness unpaid or accelerated at any time exceed $20.0 million; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days provided that the aggregate of all such undischarged judgments exceeds $20.0 million and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the

Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

            14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            16. Treatment of Notes. Each holder, by acceptance of a Note, and beneficial owner, by acceptance of a beneficial ownership interest in a Note, agrees to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes and to not take any action inconsistent with such treatment.

            17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            20. GOVERNING LAW. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Six Flags, Inc.
            122 East 42nd Street
            49th Floor
            New York, New York  10168
            Attention:  General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-----------------------------------------------------------------------------
(Insert assignee's soc. or tax I.D. no.)


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date:
     --------------

                              Your Signature:
                                             -----------------------------------
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

(Participant in a Recognized Signature
Guarantee Medallion Program)

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Six Flags, Inc.

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Six Flags, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest accrued and unpaid to, but excluding, such date, to the registered Holder hereof.

            Your Name:
                      ----------------------------------------------------------
                (Print your name exactly as it appears on the face of this Note)

            Dated:
                  --------------------------------------------------------------

            Your Signature:
                           -----------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

            Signature Guarantee*:
                                 -----------------------------------------------

            Social Security or other Taxpayer Identification Number:
                                                                    ------------

            Principal amount to be repurchased (if less than all):
                                                                  --------------

            Certificate number (if applicable):
                                               ---------------------------------

----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                            FORM OF CONVERSION NOTICE

TO: Six Flags, Inc.

            The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares, if applicable, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest accompanies this Note.

            Your Name:
                      ----------------------------------------------------------
                (Print your name exactly as it appears on the face of this Note)

            Dated:
                  --------------------------------------------------------------

            Your Signature:
                           -----------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                        Signature Guarantee*:
                                             -----------------------------------

            Social Security or other Taxpayer Identification Number:
                                                                    ------------

            Principal amount to be converted (if less than all):$
                                                                 ---------------

            Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered Holder

--------------------------------------------------------------------------------
(Name)

--------------------------------------------------------------------------------
(Street Address)

--------------------------------------------------------------------------------
(City, State and Zip Code)

----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE1

    The following increases or decreases in this Global Note have been made:

                                                  Principal Amount
            Amount of                            of this Global Note     Signature of
           decrease in       Amount of increase    following such     authorized officer
        Principal Amount    in Principal Amount      decrease or         of Trustee or
Date   of this Global Note  of this Global Note       increase          Note Custodian
-----  -------------------  -------------------  -------------------  ------------------


----------
1     Insert this table only in a Global Note.

                                      C-2